As Filed with the Securities and Exchange Commission on February 22, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AutoNation, Inc.

(Exact name of registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	73-1105145
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

200 SW 1st Ave

Fort Lauderdale, FL 33301

(954) 769-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

C. Coleman Edmunds

Executive Vice President, General Counsel and Corporate Secretary

200 SW 1st Ave

Fort Lauderdale, FL 33301

(954) 769-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional class of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
		Smaller reporting company	☐

Non-accelerated filer	☐	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.01 par value
Preferred Stock, $0.01 par value
Debt Securities
Warrants
Subscription Rights
Depositary Shares
Stock Purchase Contracts
Units(3)
Guarantees of Debt Securities(4)

(1)

Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate initial offering price, principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)	In accordance with Rule 456(b) and Rule 457 (r) under the Securities Act, the Registrant is deferring payment of the registration fee.
(3)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(4)

Guarantees of the debt securities may be issued by subsidiaries of AutoNation, Inc. that are listed on the following pages under the caption “Table of Additional Registrants.” Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable in respect of the registration of the guarantees.

TABLE OF ADDITIONAL REGISTRANTS

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number

7 ROD REAL ESTATE NORTH, A Limited Liability Company	Wyoming	84-1167321	AN Collision Center of Las Vegas, Inc.	Nevada	88-0168433

7 ROD REAL ESTATE SOUTH, A Limited Liability Company	Wyoming	84-1167320	AN COLLISION CENTER OF NORTH HOUSTON, INC.	Delaware	26-3118395

Abraham Chevrolet-Miami, Inc.	Delaware	65-0802822	AN COLLISION CENTER OF SARASOTA, INC.	Florida	65-0721017

Abraham Chevrolet-Tampa, Inc.	Delaware	65-0802820	AN Collision Center of Tempe, Inc.	Delaware	86-0928952

ACER Fiduciary, Inc.	Delaware	65-0945065	AN CORPORATE MANAGEMENT PAYROLL CORP.	Delaware	26-3725783

AL F-L Motors, LLC	Delaware	45-4504161	AN Corpus Christi GP, LLC	Delaware	32-0031563

AL Fort Payne Motors, LLC	Delaware	46-4582474	AN Corpus Christi Imports Adv. GP, LLC	Delaware	90-0080282

Albert Berry Motors, Inc.	Texas	74-1487498	AN Corpus Christi Imports Adv., LP	Texas	90-0080295

Allen Samuels Chevrolet of Corpus Christi, Inc.	Texas	74-2652504	AN Corpus Christi Imports GP, LLC	Delaware	27-0041420

Allen Samuels Chevrolet of Waco, Inc.	Texas	74-1776820	AN Corpus Christi Imports II GP, LLC	Delaware	27-0041425

Allison Bavarian	California	94-2707588	AN Corpus Christi Imports II, LP	Texas	32-0031566

ALLISON BAVARIAN HOLDING, LLC	Delaware	20-5224408	AN Corpus Christi Imports, LP	Texas	32-0031567

ALL-STATE RENT A CAR, INC.	Nevada	88-0143152	AN CORPUS CHRISTI MOTORS, INC.	Delaware	20-5547917

American Way Motors, Inc.	Tennessee	62-1333714	AN Corpus Christi T. Imports GP, LLC	Delaware	27-0041422

AN AutoParts, Inc.	Delaware	46-4553033	AN Corpus Christi T. Imports, LP	Texas	13-4214051

AN CADILLAC OF WPB, LLC	Delaware	35-2234609	AN County Line Ford, Inc.	Texas	75-1687008

AN Central Region Management, LLC	Delaware	01-0756957	AN Dealership Holding Corp.	Florida	65-0608572

AN Chevrolet—Arrowhead, Inc.	Delaware	91-1933520	AN F. Imports of Atlanta, LLC	Delaware	57-1174466

AN CJ VALENCIA, INC.	Delaware	20-2859034	AN F. Imports of Hawthorne Holding, LLC	Delaware	65-0944669

AN Collision Center FTL South, Inc.	Delaware	46-4538029	AN F. Imports of Hawthorne, LLC	Delaware	65-1040982

AN COLLISION CENTER OF ADDISON, INC.	Delaware	75-1053127	AN F. Imports of North Denver, LLC	Delaware	52-2124965

AN F. Imports of North Phoenix, Inc.	Delaware	86-0928953	AN Luxury Imports of Sanford, LLC	Delaware	65-0952134

AN F. Imports of Roseville Holding, LLC	Delaware	20-5226908	AN Luxury Imports of Sarasota, Inc.	Delaware	20-0551681

AN F. Imports of Roseville, Inc.	Delaware	76-0489587	AN LUXURY IMPORTS OF SPOKANE, INC.	Delaware	27-1210937

AN Fort Myers Imports, LLC	Delaware	65-0944636	AN Luxury Imports of Tucson, Inc.	Delaware	26-1182858

AN Fremont Luxury Imports, Inc.	Delaware	86-0928954	AN Luxury Imports, Ltd.	Texas	90-0121575

TABLE OF ADDITIONAL REGISTRANTS (CONTINUED)

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number

AN H. Imports of Atlanta, LLC	Delaware	35-2229690	AN Motors of Brooksville, Inc.	Florida	59-2690846

AN IMPORTS OF FT. LAUDERDALE, INC.	Delaware	20-5147883	AN MOTORS OF DALLAS, INC.	Delaware	26-1769977

AN Imports of Seattle, Inc.	Delaware	65-0978211	AN MOTORS OF DELRAY BEACH, INC.	Delaware	20-1405067

AN IMPORTS OF SPOKANE, INC.	Delaware	26-4461138	AN Motors of Ft. Lauderdale, Inc.	Florida	65-0721018

AN Imports of Stevens Creek Holding, LLC.	Delaware	20-5226306	AN Motors of Memphis, Inc.	Tennessee	62-1038471

AN Imports of Stevens Creek Inc.	Delaware	52-2119516	AN MOTORS OF PEMBROKE, LLC	Delaware	65-0944183

AN Imports on Weston Road, Inc.	Florida	59-1968718	AN MOTORS OF SCOTTSDALE, LLC	Delaware	52-2102864

AN LUXURY IMPORTS GP, LLC	Delaware	90-0121570	AN MOTORS ON FEDERAL HIGHWAY, LLC	Delaware	65-0944179

AN LUXURY IMPORTS HOLDING, LLC	Delaware	20-5682480	AN Motors on South Padre, LP	Texas	32-0031564

AN Luxury Imports of Coconut Creek, Inc.	Delaware	86-0928950	AN North Phoenix Collision, Inc.	Delaware	34-1555317

AN Luxury Imports of Marietta, LLC	Delaware	65-0964278	AN Pontiac GMC Houston North GP, LLC	Delaware	16-1641915

AN LUXURY IMPORTS OF PALM BEACH, INC.	Delaware	20-8671889	AN Pontiac GMC Houston North, LP	Texas	13-4214055

AN LUXURY IMPORTS OF PEMBROKE PINES, INC.	Delaware	22-3869449	AN San Jose Luxury Imports Holdings, LLC	Delaware	20-5225929

AN Luxury Imports of Phoenix, Inc.	Delaware	26-4461301	AN San Jose Luxury Imports, Inc.	California	94-2633163

AN LUXURY IMPORTS OF SAN DIEGO, INC.	Delaware	20-5682367	AN Seattle Motors, Inc.	Delaware	91-1197824

AN SUBARU MOTORS, INC.	Delaware	20-5685964	Auto Company 2016-16, Inc.	Delaware	81-1424011

AN T. Imports of Atlanta, LLC	Delaware	47-0922628	Auto Company 2016-17, Inc.	Delaware	81-1456473

AN Texas Region Management, Ltd.	Texas	02-0654987	Auto Company 2016-18, Inc.	Delaware	81-1456551

AN Tucson Imports, LLC	Delaware	52-2102866	Auto Company 2016-19, Inc.	Delaware	81-1456608

AN Valencia Auto Imports, Inc.	Delaware	35-2437399	Mesa Collision, Inc.	Delaware	81-1349321

AN Western Region Management, LLC	Delaware	01-0756952	Auto Company 2016-20, Inc.	Delaware	81-1456666

AN/CF Acquisition Corp.	Delaware	65-0927849	Tier2 Corporation	Delaware	81-1349481

Henderson Collision, Inc.	Delaware	36-3087611	JLR Luxury Imports of Fremont, Inc.	Delaware	81-1349630

AN/KPBG Motors, Inc.	Washington	91-1739519	TX-CC Galleria, Inc.	Delaware	81-1367856

AN/MF Acquisition Corp.	Delaware	65-0961375	TX-CC Spring, Inc.	Delaware	81-1367949

AN/MNI Acquisition Corp.	Delaware	65-1024377	TX-CC Dallas, Inc.	Delaware	81-1368063

AN/PF Acquisition Corp.	Delaware	65-0927848	GA-CC Columbus, Inc.	Delaware	81-1368158

TABLE OF ADDITIONAL REGISTRANTS (CONTINUED)

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number

ANUSA Holding, LLC	Delaware	46-4813183	CA-CC Fremont, Inc.	Delaware	81-1387803

Appleway Chevrolet, Inc.	Washington	91-0538143	AUTO COMPANY 2017-01, INC.	Delaware	82-2235018

ASE Motors Holding Corp.	Texas	75-2271986	AUTO COMPANY 2017-02, INC.	Delaware	82-2235320

AUTO CAR HOLDING, LLC	Delaware	20-5225856	AUTO COMPANY 2017-03, INC.	Delaware	82-2235433

Auto Car, Inc.	California	68-0129623	AUTO COMPANY 2017-04, INC.	Delaware	82-2253649

Chandler Collision, Inc.	Delaware	81-1349193	AUTO COMPANY 2017-05, INC.	Delaware	82-2253812

Tucson Collision, Inc.	Delaware	81-1387945	AUTO COMPANY 2017-06, INC.	Delaware	82-2253886

Irvine Body Shop, Inc.	Delaware	81-1388043	AUTO COMPANY 2017-07, INC.	Delaware	82-2309635

Imports on PCH, Inc.	Delaware	81-1388255	AUTO COMPANY 2017-08, INC.	Delaware	82-2309733

Auto Company 2016-13, Inc.	Delaware	81-1423815	AUTO COMPANY 2017-09, INC.	Delaware	82-2309788

AutoNation Suite 101, Inc.	Delaware	81-1423892	AUTO COMPANY 2017-10, INC.	Delaware	82-2309903

Auto Company 2016-15, Inc.	Delaware	81-1423956	Auto Company IX, Inc.	Delaware	45-4497193

Auto Company VI, Inc.	Delaware	45-4496998	Gilbert ANUSA, LLC	Delaware	81-1368257

Auto Company VII, Inc.	Delaware	45-4497100	Auto Dealership 2016-4, LLC	Delaware	81-1368355

Auto Company VIII, Inc.	Delaware	45-4497147	Auto Dealership 2016-5, LLC	Delaware	81-1388406

Auto Company XI, Inc.	Delaware	45-4497510	Auto Dealership 2016-6, LLC	Delaware	81-1388478

Auto Company XII, Inc.	Delaware	45-4497553	Auto Dealership 2016-7, LLC	Delaware	81-1424093

Auto Company XIII, Inc.	Delaware	45-4497721	Mobile Motors, LLC	Delaware	81-1424163

Auto Company XIV, Inc.	Delaware	45-4497604	Auto Dealership 2016-9, LLC	Delaware	81-1456370

Auto Company XIX, Inc.	Delaware	46-4541407	AUTO DEALERSHIP 2017-01, LLC	Delaware	82-2166964

Auto TechLabs, Inc.	Delaware	46-4564833	ACP Auto Parts, LLC	Delaware	82-2167040

ACP Holding Corp.	Delaware	46-4565019	AUTO DEALERSHIP 2017-03, LLC	Delaware	82-2172386

Tempe Body Shop, Inc.	Delaware	46-4565133	AUTO DEALERSHIP 2017-04, LLC	Delaware	82-2172446

Gilbert Body Shop, Inc.	Delaware	46-4565251	AUTO DEALERSHIP 2017-05, LLC	Delaware	82-2193903

Auto Company XVII, Inc.	Delaware	46-4541217	AUTO DEALERSHIP 2017-06, LLC	Delaware	82-2194015

Auto Company XXI, Inc.	Delaware	46-4541577	AUTO DEALERSHIP 2017-07, LLC	Delaware	82-2208234

Auto Company XXII, Inc.	Delaware	46-4541640	AUTO DEALERSHIP 2017-08, LLC	Delaware	82-2208332

Auto Company XXIII, Inc.	Delaware	46-4541717	AUTO DEALERSHIP 2017-09, LLC	Delaware	82-2234761

Auto Company XXV, Inc.	Delaware	46-4541976	AUTO DEALERSHIP 2017-10, LLC	Delaware	82-2234819

Buena Park Luxury Imports, Inc.	Delaware	46-4542058	AUTO DEALERSHIP 2017-11, LLC	Delaware	82-2253295

TABLE OF ADDITIONAL REGISTRANTS (CONTINUED)

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number

Auto Company XXVII, Inc.	Delaware	46-4542110	AUTO DEALERSHIP 2017-12, LLC	Delaware	82-2253416

Auto Company XXVIII, Inc.	Delaware	46-4542327	AUTO DEALERSHIP 2017-13, LLC	Delaware	82-2271051

Auto Dealership 2016-1, LLC	Delaware	81-1348781	AUTO DEALERSHIP 2017-14, LLC	Delaware	82-2271134

Auto Dealership 2016-10, LLC	Delaware	81-1456416	AUTO DEALERSHIP 2017-15, LLC	Delaware	82-2287959

Auto Dealership 2016-2, LLC	Delaware	81-1349768	AUTO DEALERSHIP 2017-16, LLC	Delaware	82-2288018

AUTO DEALERSHIP 2017-17, LLC	Delaware	82-2298944	Auto Dealership XXIII, LLC	Delaware	46-4657168

AUTO DEALERSHIP 2017-18, LLC	Delaware	82-2300370	AUTO HOLDING, LLC	Delaware	52-2107831

AUTO DEALERSHIP 2017-19, LLC	Delaware	82-2300487	AUTO MISSION HOLDING, LLC	Delaware	20-5226182

AUTO DEALERSHIP 2017-20, LLC	Delaware	82-2310000	Auto Mission Ltd.	California	94-3141091

AUTO DEALERSHIP 2017-21, LLC	Delaware	82-2310058	Auto Motors of Englewood, LLC	Delaware	46-4598610

AUTO DEALERSHIP 2017-22, LLC	Delaware	82-2310125	Auto West, Inc.	California	94-2946518

AUTO DEALERSHIP 2017-23, LLC	Delaware	82-2319272	Autohaus Holdings, Inc.	Delaware	80-0052569

AUTO DEALERSHIP 2017-24, LLC	Delaware	82-2319437	AutoNation Benefits Company, Inc.	Florida	34-1135160

AUTO DEALERSHIP 2017-25, LLC	Delaware	82-2319485	AutoNation Corporate Management, LLC	Delaware	22-3850167

AUTO DEALERSHIP 2017-26, LLC	Delaware	82-2335188	AutoNation Enterprises Incorporated	Florida	65-0608578

AUTO DEALERSHIP 2017-27, LLC	Delaware	82-2335228	AUTONATION FINANCIAL SERVICES, LLC	Delaware	65-0725080

AUTO DEALERSHIP 2017-28, LLC	Delaware	82-2335269	AutoNation Fort Worth Motors, Ltd.	Texas	65-1152832

AUTO DEALERSHIP 2017-29, LLC	Delaware	82-2350673	AutoNation GM GP, LLC	Delaware	65-0944592

AUTO DEALERSHIP 2017-30, LLC	Delaware	82-2350728	AutoNation Holding Corp.	Delaware	65-0723604

Auto Dealership III, LLC	Delaware	45-4503383	AutoNation Imports of Katy GP, LLC	Delaware	56-2307537

Auto Dealership IV, LLC	Delaware	45-4503422	AutoNation Imports of Katy, L.P.	Texas	65-0957160

Auto Dealership IX, LLC	Delaware	45-4503953	AutoNation Imports of Lithia Springs, LLC	Delaware	65-1003051

Auto Dealership V, LLC	Delaware	45-4503462	AutoNation Imports of Longwood, Inc.	Delaware	65-1032195

Auto Dealership VI, LLC	Delaware	45-4503772	AutoNation Imports of Palm Beach, Inc.	Delaware	65-1102140

Auto Dealership VII, LLC	Delaware	45-4503837	AutoNation Imports of Winter Park, Inc.	Delaware	65-1032110

Auto Dealership VIII, LLC	Delaware	45-4503899	AutoNation Motors Holding Corp.	Delaware	65-1132563

Auto Dealership X, LLC	Delaware	45-4504002	AutoNation Motors of Lithia Springs, Inc.	Delaware	65-1002966

TABLE OF ADDITIONAL REGISTRANTS (CONTINUED)

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number

AutoNation North Texas Management GP, LLC	Delaware	33-1037931	Bethesda Luxury Imports, LLC	Delaware	46-4611681

AutoNation Orlando Venture Holdings, Inc.	Delaware	65-1137521	Bill Ayares Chevrolet, LLC	Delaware	47-0922618

AutoNation Realty Corporation	Delaware	65-0711536	BLEDSOE DODGE, LLC	Delaware	65-0944613

AutoNation USA of Perrine, Inc.	Delaware	65-0899807	Bob Townsend Ford, Inc.	Delaware	31-0669965

AUTONATION V. IMPORTS OF DELRAY BEACH, LLC	Delaware	36-4558039	Body Shop Holding Corp.	Delaware	52-2124065

AutoNation.com, Inc.	Delaware	65-0945066	Brown & Brown Chevrolet - Superstition Springs, LLC	Arizona	86-0904747

Bankston Auto, Inc.	Texas	75-1336358	Brown & Brown Chevrolet, Inc.	Arizona	86-0128003

Bankston Chrysler Jeep of Frisco, L.P.	Texas	65-1052692	Brown & Brown Nissan Mesa, L.L.C.	Arizona	86-0795376

Bankston CJ GP, LLC	Delaware	56-2307538	Brown & Brown Nissan, Inc.	Arizona	86-0677220

BANKSTON FORD OF FRISCO, LTD.CO.	Texas	75-2529822	BULL MOTORS, LLC	Delaware	65-0944614

Bankston Nissan in Irving, Inc.	Texas	75-1325663	C. Garrett, Inc.	Colorado	84-1264053

Bankston Nissan Lewisville GP, LLC	Delaware	73-1670796	CARLISLE MOTORS, LLC	Delaware	65-0944616

Bankston Nissan Lewisville, Ltd.	Texas	06-1699681	CARWELL HOLDING, LLC	Delaware	20-5224795

Bargain Rent-A-Car	California	95-3821161	CARWELL, LLC	Delaware	65-0944617

Batfish, LLC	Colorado	84-1261352	Centennial Automotive, LLC	Delaware	65-0944626

BBCSS, Inc.	Arizona	58-2434441	Centennial Collision, Inc.	Delaware	46-4564206

Beach City Chevrolet Company, Inc.	California	95-1879646	CERRITOS BODY WORKS HOLDING, LLC	Delaware	20-5225440

BEACH CITY HOLDING, LLC	Delaware	20-5226233	Cerritos Body Works, Inc.	California	33-0374316

Beacon Motors, Inc.	Florida	65-0582254	CHAMPION CHEVROLET HOLDING, LLC	Delaware	20-5224897

Bell Motors, LLC	Delaware	52-2102862	CHAMPION CHEVROLET, LLC	Delaware	65-0944618

Bellevue Automotive, Inc.	Delaware	94-3009590	Champion Ford, Inc.	Texas	76-0171196

Bellevue Collision, Inc.	Delaware	46-4552919	Charlie Hillard, Inc.	Texas	75-0922515

BENGAL MOTOR COMPANY, LTD.	Florida	59-2985277	Charlie Thomas Chevrolet GP, LLC	Delaware	73-1670803

Bengal Motors, Inc.	Florida	65-0165367	Charlie Thomas Chevrolet, Ltd.	Texas	20-0058033

Charlie Thomas Chrysler-Plymouth, Inc.	Texas	76-0010351	CT Intercontinental, Ltd.	Texas	20-0057835

Charlie Thomas Courtesy Leasing, Inc.	Texas	74-1850452	CT Motors, Inc.	Texas	76-0387042

Charlie Thomas F. GP, LLC	Delaware	33-1062335	D/L Motor Company	Florida	59-3237877

Charlie Thomas Ford, Ltd.	Texas	20-0058561	Dealership Realty Corporation	Texas	76-0218062

Charlie Thomas’ Courtesy Ford, Ltd.	Texas	06-1699682	Delray Luxury Imports, Inc.	Delaware	46-4552813

Charlie Thomas’ Courtesy GP, LLC	Delaware	73-1670811	Desert Buick-GMC Trucks, L.L.C.	Delaware	52-2102859

TABLE OF ADDITIONAL REGISTRANTS (CONTINUED)

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number

CHESROWN AUTO, LLC	Delaware	65-0944619	Desert Chrysler-Plymouth, Inc.	Delaware	88-0121640

CHESROWN CHEVROLET, LLC	Delaware	65-0944620	Desert Dodge, Inc.	Nevada	88-0227814

Chesrown Collision Center, Inc.	Colorado	84-1358588	Desert GMC, L.L.C.	Delaware	52-2102860

Chesrown Ford, Inc.	Colorado	84-1164224	Dobbs Ford of Memphis, Inc.	Delaware	65-1065025

Chevrolet World, Inc.	Florida	59-2216673	Dobbs Ford, Inc.	Florida	59-1584177

Chuck Clancy Ford of Marietta, LLC	Delaware	47-0922626	Dobbs Mobile Bay, Inc.	Alabama	62-1196110

CJ VALENCIA HOLDING, LLC	Delaware	20-5226043	Dobbs Motors of Arizona, Inc.	Arizona	93-0929951

Coastal Cadillac, Inc.	Florida	59-3023188	Don Mealey Chevrolet, Inc.	Florida	59-1553076

Consumer Car Care Corporation	Tennessee	62-1151481	Don Mealey Imports, Inc.	Florida	59-3099049

Contemporary Cars, Inc.	Florida	59-1635976	Don-A-Vee Jeep-Eagle, Inc.	California	33-0203778

Cook-Whitehead Ford, Inc.	Florida	59-1165955	Driver’s Mart Worldwide, Inc.	Virginia	38-3275555

Corporate Properties Holding, Inc.	Delaware	65-0948961	Eastern Region Management, LLC	Delaware	52-2135867

Corpus Christi ANUSA, LLC	Delaware	46-4705830	EASTGATE FORD, INC.	Ohio	31-0736141

Corpus Christi Collision Center, Inc.	Delaware	45-4496075	Ed Mullinax Ford, LLC	Delaware	57-1174464

COSTA MESA CARS HOLDING, LLC	Delaware	20-5226339	Edgren Motor Company, Inc.	California	94-1561041

Costa Mesa Cars, Inc.	California	33-0626084	EDGREN MOTOR HOLDING, LLC	Delaware	20-5225254

Courtesy Auto Group, Inc.	Florida	59-2360236	EL MONTE IMPORTS HOLDING, LLC	Delaware	20-5226399

Courtesy Broadway, LLC	Colorado	20-5417194	El Monte Imports, Inc.	Delaware	65-0881906

Covington Pike Motors, Inc.	Tennessee	58-1366612	EL MONTE MOTORS HOLDING, LLC	Delaware	20-5226498

CT Intercontinental GP, LLC	Delaware	33-1062337	El Monte Motors, Inc.	Delaware	65-0881905

EMICH SUBARU WEST, LLC	Delaware	65-0944597	George Sutherlin Nissan, LLC	Delaware	47-0922627

Empire Services Agency, Inc.	Florida	65-0329882	Germantown Luxury Imports, LLC	Delaware	46-4640265

Financial Services GP, LLC	Delaware	02-0695729	Government Boulevard Motors, Inc.	Alabama	62-1502108

Financial Services, Ltd.	Texas	20-0057657	Gulf Management, Inc.	Florida	59-2908603

First Team Automotive Corp.	Delaware	59-3440254	Hayward Dodge, Inc.	Delaware	94-1689551

First Team Ford of Manatee, Ltd.	Florida	59-3446538	Henderson ANUSA, LLC	Delaware	46-4800106

First Team Ford, Ltd.	Florida	59-3366156	Hillard Auto Group, Inc.	Texas	75-1965005

			Hollywood Imports Limited, Inc.	Florida	59-2025810

First Team Management, Inc.	Florida	59-2714981	HORIZON CHEVROLET, INC.	Ohio	34-1245635

FIT KIT HOLDING, LLC	Delaware	20-5225481	HOUSE OF IMPORTS HOLDING, LLC	Delaware	20-5226553

Fit Kit, Inc.	California	33-0115670	House of Imports, Inc.	California	95-2498811

Florida Auto Corp.	Delaware	65-0837116	Houston ANUSA, LLC	Delaware	46-4667987

Ford of Kirkland, Inc.	Washington	91-1425985	Houston Auto M. Imports Greenway, Ltd.	Texas	20-0057720

TABLE OF ADDITIONAL REGISTRANTS (CONTINUED)

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number

Fox Chevrolet, LLC	Delaware	47-0922620	Houston Auto M. Imports North, Ltd.	Texas	20-0058197

FOX MOTORS, LLC	Delaware	47-0922619	Houston Imports Greenway GP, LLC	Delaware	56-2307542

Fred Oakley Motors, Inc.	Delaware	75-1524534	Houston Imports North GP, LLC	Delaware	56-2307540

FREMONT LUXURY IMPORTS HOLDING, LLC	Delaware	20-5226133	HVA IMPORTS, LLC	Delaware	52-2135875

Ft. Lauderdale Nissan, Inc.	Florida	65-0273822	HVM IMPORTS, LLC	Delaware	65-0944227

G.B. IMPORT SALES & SERVICE HOLDING, LLC	Delaware	20-5224826	HVS Motors, LLC	Delaware	65-0944662

G.B. IMPORT SALES & SERVICE, LLC	Delaware	65-0944605	HVVW Motors, LLC	Delaware	65-0944181

GA CDJR Motors, LLC	Delaware	45-4505030	IRVINE IMPORTS HOLDING, LLC	Delaware	20-5225601

GA Columbus Imports, LLC	Delaware	46-4553266	Irvine Imports, Inc.	California	33-0374310

GA F Imports, LLC	Delaware	46-4571435	IRVINE TOYOTA/NISSAN/VOLVO LIMITED PARTNERSHIP	Georgia	88-0377749

GA H Imports, LLC	Delaware	45-4505078	JEMAUTCO, INC.	Ohio	31-1153168

GA HY Imports, LLC	Delaware	46-4537858	JERRY GLEASON CHEVROLET, INC.	Illinois	36-2840037

GENE EVANS FORD, LLC	Delaware	65-0944608	Jerry Gleason Dodge, Inc.	Illinois	36-4074146

Jim Quinlan Chevrolet Co.	Delaware	59-1055603	MAGIC ACQUISITION HOLDING, LLC	Delaware	20-5226582

Joe MacPherson Ford	California	33-0180618	Maitland Luxury Imports, Inc.	Delaware	45-4497658

Joe MacPherson Imports No. I	California	33-0745137	Marks Family Dealerships, Inc.	Texas	74-1405873

Joe MacPherson Infiniti	California	33-0127306	Marks Transport, Inc.	Texas	76-0444883

JOE MACPHERSON INFINITI HOLDING, LLC	Delaware	20-5224941	MC/RII, LLC	Ohio	31-1751162

JOHN M. LANCE FORD, LLC	Delaware	65-0944184	Mealey Holdings, Inc.	Florida	59-3280283

J-R Motors Company North	Colorado	84-1167355

J-R Motors Company South	Colorado	84-1167319	Midway Chevrolet, Inc.	Texas	75-1631858

JRJ Investments, Inc.	Nevada	88-0199942	Mike Hall Chevrolet, Inc.	Delaware	74-1940031

Katy ANUSA, LLC	Delaware	46-4816671	Mike Shad Chrysler Plymouth Jeep Eagle, Inc.	Florida	65-0731779

Kenyon Dodge, Inc.	Florida	59-0479520	Mike Shad Ford, Inc.	Florida	65-0730472

King’s Crown Ford, Inc.	Delaware	59-2018826	Mission Blvd. Motors, Inc.	California	94-3179908

L.P. Evans Motors WPB, Inc.	Florida	59-0684221	Mortimer Collision, LLC	Delaware	47-0922622

L.P. Evans Motors, Inc.	Florida	59-0601584	MR. WHEELS HOLDING, LLC	Delaware	20-5225351

Lance Children, Inc.	Ohio	34-1789728	Mr. Wheels, Inc.	California	95-3050274

Las Vegas ANUSA, LLC	Delaware	46-4756234	Mullinax East, LLC	Delaware	57-1174463

Leesburg Imports, LLC	Delaware	06-1712528	MULLINAX FORD NORTH CANTON, INC.	Ohio	34-1706005

TABLE OF ADDITIONAL REGISTRANTS (CONTINUED)

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number

Leesburg Motors, LLC	Delaware	06-1712525	Mullinax Ford South, Inc.	Florida	59-2745619

Les Marks Chevrolet, Inc.	Texas	76-0375065	Mullinax Used Cars, Inc.	Ohio	34-1663489

Lew Webb’s Ford, Inc.	California	33-0677560	Naperville Imports, Inc.	Delaware	65-1151451

LEW WEBB’S IRVINE NISSAN HOLDING, LLC	Delaware	20-5225321	NEWPORT BEACH CARS HOLDING, LLC	Delaware	20-5224604

Lew Webb’s Irvine Nissan, Inc.	California	33-0374313	NEWPORT BEACH CARS, LLC	Delaware	65-0944175

Lewisville Collision, Inc.	Delaware	46-4553097	Nichols Ford, Ltd.	Texas	20-0057609

Lewisville Imports GP, LLC	Delaware	16-1640974	Nichols GP, LLC	Delaware	33-1062338

Lewisville Imports, Ltd.	Texas	06-1647785	Nissan of Brandon, Inc.	Florida	59-2872723

Lot 4 Real Estate Holdings, LLC	Delaware	32-0103034	Northpoint Chevrolet, LLC	Delaware	47-0922630

Luxury Orlando Imports, Inc.	Delaware	45-4496251	Northwest Financial Group, Inc.	Washington	91-1666832

Luxury Woodlands Imports, Inc.	Delaware	46-4552034	NY LNR Luxury Imports, Inc.	Delaware	46-4541298

MacHoward Leasing	California	95-2267692	NY Luxury Motors of Mt. Kisco, Inc.	Delaware	45-4497466

MACHOWARD LEASING HOLDING, LLC	Delaware	20-5224996	NY Mt. Kisco Luxury Imports, Inc.	Delaware	46-4541484

MacPherson Enterprises, Inc.	California	95-2706038	NY Palisades Luxury Imports, Inc.	Delaware	45-4496937

Magic Acquisition Corp.	Delaware	65-0711428	NY White Plains Luxury Imports, Inc.	Delaware	46-4541840

Oxnard European Motors, LLC	Delaware	26-3036624	Republic Risk Management Services, Inc.	Florida	65-0782124

Oxnard Venture Holdings, Inc.	Delaware	26-3454865	Resources Aviation, Inc.	Florida	65-0858501

Payton-Wright Ford Sales, Inc.	Texas	75-1231297	RI Merger Corp.	Colorado	84-1492421

Pembroke Motors, Inc.	Delaware	65-0948962	RI/BB Acquisition Corp.	Delaware	52-2127466

Peyton Cramer Automotive	California	33-0612289	RI/BBNM Acquisition Corp.	Arizona	86-0914399

PEYTON CRAMER AUTOMOTIVE HOLDING, LLC	Delaware	20-5226609	RI/Hollywood Nissan Acquisition Corp.	Delaware	65-0784675

PEYTON CRAMER F. HOLDING, LLC	Delaware	20-5225040	RI/LLC Acquisition Corp.	Colorado	84-1459545

Peyton Cramer Ford	California	95-3410394	RI/RMC Acquisition GP, LLC	Delaware	33-1062340

Peyton Cramer Infiniti	California	33-0567152	RI/RMC Acquisition, Ltd.	Texas	20-0057572

PEYTON CRAMER INFINITI HOLDING, LLC	Delaware	20-5226653	RI/RMT Acquisition GP, LLC	Delaware	02-0695720

Peyton Cramer Jaguar	California	33-0567150	RI/RMT Acquisition, Ltd.	Texas	20-0058111

			RI/WFI Acquisition Corporation	Delaware	52-2124969

PEYTON CRAMER LM HOLDING, LLC	Delaware	20-5224570	RKR Motors, Inc.	Florida	65-0070349

Phoenix ANUSA, LLC	Delaware	46-4733662	Plano Collision, Inc.	Delaware	46-4564729

Pierce Automotive Corporation	Arizona	86-0811184	Roseville Motor Corporation	California	94-2922942

PIERCE, LLC	Delaware	65-0944638	ROSEVILLE MOTOR HOLDING, LLC	Delaware	20-5225195

TABLE OF ADDITIONAL REGISTRANTS (CONTINUED)

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number

Pitre Chrysler-Plymouth-Jeep of Scottsdale, Inc.	Delaware	86-0928955	Sacramento Collision, Inc.	Delaware	46-4553176

Plains Chevrolet GP, LLC	Delaware	06-1699677	Sahara Imports, Inc.	Nevada	86-0869592

Plains Chevrolet, Ltd.	Texas	20-0058622	SAHARA NISSAN, INC.	Nevada	88-0133547

Port City Imports, Inc.	Texas	74-2403712

Prime Auto Cosmetics, Inc.	Delaware	46-4552973

Prime Auto Resources, Inc.	California	33-0718037	SHAMROCK F. HOLDING, LLC	Delaware	20-5226693

Quality Nissan GP, LLC	Delaware	06-1699678	Shamrock Ford, Inc.	California	94-2220473

Quality Nissan, Ltd.	Texas	20-0058629	Six Jays LLC	Colorado	84-1364768

Quinlan Motors, Inc.	Florida	59-3268936	SMI MOTORS HOLDING, LLC	Delaware	20-5226719

R. Coop Limited	Colorado	84-1251979	SMI Motors, Inc.	California	95-4399082

R.L. Buscher II, Inc.	Colorado	84-1171763	South Broadway Motors, LLC	Delaware	65-0944625

R.L. Buscher III, Inc.	Colorado	84-1171764	Southwest Motors of Denver, LLC	Delaware	65-0944643

Real Estate Holdings, Inc.	Florida	65-0789583	STAR MOTORS, LLC	Delaware	65-0944646

RENTON H IMPORTS, INC.	Delaware	84-1491657	Steakley Chevrolet GP, LLC	Delaware	02-0695725

Republic Resources Company	Delaware	51-0370517	Steakley Chevrolet, Ltd.	Texas	20-0058140

Steeplechase Motor Company	Texas	76-0244476	TN F Imports, LLC	Delaware	45-4504984

STEVE MOORE CHEVROLET DELRAY, LLC	Delaware	65-0944647	TORRANCE NISSAN HOLDING, LLC	Delaware	20-5224866

STEVE MOORE CHEVROLET, LLC	Delaware	65-0944670	TORRANCE NISSAN, LLC	Delaware	65-0944661

STEVENS CREEK HOLDING, LLC	Delaware	20-5225154	Tousley Ford, Inc.	Minnesota	41-0609970

Stevens Creek Luxury Imports Holding, LLC	Delaware	45-4503334	TOYOTA CERRITOS LIMITED PARTNERSHIP	Georgia	88-0377743

Stevens Creek Luxury Imports, Inc.	Delaware	45-4496303	Triangle Corporation	Delaware	52-2025037

Stevens Creek Motors, Inc.	California	94-3010181	T-West Sales & Service, Inc.	Nevada	88-0235466

Sunrise Nissan of Jacksonville, Inc.	Florida	59-3427446	TX Alliance Motors, Inc.	Texas	74-2941297

Sunrise Nissan of Orange Park, Inc.	Florida	59-1357686	TX Ennis Autoplex Motors, Inc.	Texas	75-2301576

Sunset Pontiac-GMC Truck South, Inc.	Florida	59-3128431	TX Motors of North Richland Hills, Inc.	Delaware	75-1574866

Sunset Pontiac-GMC, Inc.	Michigan	38-1919584	TX Motors on Katy Freeway, Inc.	Texas	74-2941811

Superior Nissan, Inc.	North Carolina	62-1306501	TX Motors on Southwest Loop, Inc.	Texas	75-2095119

SUTHERLIN CHRYSLER-PLYMOUTH JEEP-EAGLE, LLC	Delaware	65-0944667	TX West Houston Motors, Inc.	Texas	74-2705707

Sutherlin H. Imports, LLC	Delaware	47-0922631	Valencia Auto Imports Holding, LLC	Delaware	45-4503286

Sutherlin Imports, LLC	Delaware	65-0944664	VALENCIA B. IMPORTS HOLDING, LLC	Delaware	20-5225959

SUTHERLIN NISSAN, LLC	Delaware	65-0944665	Valencia B. Imports, Inc.	Delaware	20-0152054

Tasha Incorporated	California	94-2512050	Valencia Dodge	California	95-3935812

TABLE OF ADDITIONAL REGISTRANTS (CONTINUED)

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number

Tempe Auto Imports, Inc.	Delaware	46-4551989	VALENCIA DODGE HOLDING, LLC	Delaware	20-5226772

TERRY YORK MOTOR CARS HOLDING, LLC	Delaware	20-5226742	VALENCIA H. IMPORTS HOLDING, LLC	Delaware	20-5226809

Terry York Motor Cars, Ltd.	California	95-3549353	Valencia H. Imports, Inc.	Delaware	20-0152004

Texan Ford Sales, Ltd.	Texas	20-0058068	VALLEY CHEVROLET, LLC	Delaware	47-0922623

Texan Ford, Inc.	Texas	76-0207034	VANDERBEEK MOTORS HOLDING, LLC	Delaware	20-5226839

Texan Sales GP, LLC	Delaware	02-0695727	Vanderbeek Motors, Inc.	California	94-2494800

Texas Management Companies LP, LLC	Delaware	52-2135873	Vanderbeek Olds/GMC Truck, Inc.	California	68-0072435

			VANDERBEEK TRUCK HOLDING, LLC	Delaware	20-5373982

The Pierce Corporation II, Inc.	Arizona	86-0743383	VILLAGE MOTORS, LLC	Delaware	65-0944660

Tinley Park A. Imports, Inc.	Delaware	52-2124968	Vince Wiese Chevrolet, Inc.	Delaware	95-2703429

Tinley Park J. Imports, Inc.	Delaware	52-2104777	VINCE WIESE HOLDING, LLC	Delaware	20-5226871

Tinley Park V. Imports, Inc.	Delaware	84-1041105	VistaCal Luxury Imports, Inc.	Delaware	46-4551856

TN CDJR Motors, LLC	Delaware	45-4504914	W.O. Bankston Nissan, Inc.	Texas	75-1279211

WALLACE DODGE, LLC	Delaware	65-0944659	Westgate Chevrolet, Ltd.	Texas	20-0058608

WALLACE FORD, LLC	Delaware	65-0944658	Westmont A. Imports, Inc.	Delaware	65-0725800

WALLACE LINCOLN-MERCURY, LLC	Delaware	65-0944657	Westmont B. Imports, Inc.	Delaware	65-1151452

WALLACE NISSAN, LLC	Delaware	65-0944655	Westmont Collision, Inc.	Delaware	46-4552876

Webb Automotive Group, Inc.	California	33-0338459	Westmont M. Imports, Inc.	Delaware	65-1151453

West Colorado Motors, LLC	Delaware	65-0944593	Woody Capital Investment Company II	Colorado	84-1167986

West Houston Luxury Imports, Inc.	Delaware	46-4552448	Woody Capital Investment Company III	Colorado	84-1167988

West Side Motors, Inc.	Tennessee	62-1030139	Working Man’s Credit Plan, Inc.	Texas	75-2458731

Westgate Chevrolet GP, LLC	Delaware	06-1699676	WPB Collision, Inc.	Delaware	52-2109996

*	All Additional Registrants have the following principal executive office:

c/o AutoNation, Inc.

200 SW 1st Ave

Fort Lauderdale, Florida 33301

(954) 769-6000

PROSPECTUS

AutoNation, Inc.

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES

WARRANTS

SUBSCRIPTION RIGHTS

DEPOSITARY SHARES

STOCK PURCHASE CONTRACTS

UNITS

We may from time to time offer to sell, together or separately, common stock, preferred stock, debt securities, guarantees of debt securities, warrants, subscription rights to purchase common stock or preferred stock, depositary shares or stock purchase contracts, as well as units that include any of these securities. The debt securities may consist of debentures, notes or other types of debt and may be guaranteed by certain of our subsidiaries. The preferred stock, debt securities, warrants and stock purchase contracts may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities.

We will provide specific terms of these securities in one or more supplements to this prospectus at the time of offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any relevant prospectus supplement or free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you make your investment decision with respect to any offering.

Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “AN.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement or free writing prospectus for an offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” on page 7 of this prospectus.

Investing in our securities involves risks, including those described under “Risk Factors” beginning on page 4 of this prospectus. You should carefully read and consider these risk factors and the risk factors included in our periodic reports, in any prospectus supplement or free writing prospectus relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 22, 2019

i

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated by reference herein, are, or may deemed to be, forward-looking statements. Words such as “anticipate,” “expect,” “intend,” “goal,” “plan,” “believe,” “continue,” “may,” “will,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategy, future operations, financial position, estimated financial results, planned transactions, projected costs, as well as other statements that describe our objectives, goals or plans, are forward-looking statements.

We intend for our forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we set forth this statement in order to comply with such safe harbor provisions. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. The risks, uncertainties, and other factors that our stockholders and prospective investors should consider include, but are not limited to, the following:

•

The automotive retail industry is sensitive to changing economic conditions and various other factors, including fuel prices, interest rates and tariffs. Our business and results of operations are substantially dependent on vehicle sales levels in the United States and in our particular geographic markets, as well as the gross profit margins that we can achieve on our sales of vehicles, all of which are very difficult to predict.

•	Our new vehicle sales are impacted by the incentive, marketing, and other programs of vehicle manufacturers.

•	We are dependent upon the success and continued financial viability of the vehicle manufacturers and distributors with which we hold franchises.

•

We are investing significantly in our brand extension strategy, and if our strategic initiatives are not successful, we will have incurred significant expenses without the benefit of improved financial results.

•

If we are not able to maintain and enhance our retail brands and reputation or to attract consumers to our own digital channels, or if events occur that damage our retail brands, reputation, or sales channels, our business and financial results may be harmed.

•

New laws, regulations, or governmental policies regarding fuel economy and greenhouse gas emission standards, or changes to existing standards, may affect vehicle manufacturers’ ability to produce cost-effective vehicles or vehicles that consumers demand, which could adversely impact our business, results of operations, financial condition, cash flow, and prospects.

•	Natural disasters and adverse weather events can disrupt our business.

•

We are subject to restrictions imposed by, and significant influence from, vehicle manufacturers that may adversely impact our business, financial condition, results of operations, cash flows, and prospects, including our ability to acquire additional stores.

•

We are subject to numerous legal and administrative proceedings, which, if the outcomes are adverse to us, could materially adversely affect our business, results of operations, financial condition, cash flows, and prospects.

•

Our operations are subject to extensive governmental laws and regulations. If we are found to be in purported violation of or subject to liabilities under any of these laws or regulations, or if new laws or regulations are enacted that adversely affect our operations, our business, operating results, and prospects could suffer.

•	A failure of our information systems or any security breach or unauthorized disclosure of confidential information could have a material adverse effect on our business.

•

Our debt agreements contain certain financial ratios and other restrictions on our ability to conduct our business, and our substantial indebtedness could adversely affect our financial condition and operations and prevent us from fulfilling our debt service obligations.

•

We are subject to interest rate risk in connection with our vehicle floorplan payables, revolving credit facility, and commercial paper program that could have a material adverse effect on our profitability.

•

Goodwill and other intangible assets comprise a significant portion of our total assets. We must test our goodwill and other intangible assets for impairment at least annually, which could result in a material, non-cash write-down of goodwill or franchise rights and could have a material adverse impact on our results of operations and shareholders’ equity.

•

Our largest stockholders, as a result of their ownership stakes in us, may have the ability to exert substantial influence over actions to be taken or approved by our stockholders. In addition, future share repurchases and fluctuations in the levels of ownership of our largest stockholders could impact the volume of trading, liquidity, and market price of our common stock.

Please refer to our most recent Annual Report on Form 10-K and to our subsequent filings with the Securities and Exchange Commission (the “SEC”) for additional discussion of the foregoing risks. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we may sell, from time to time, an indeterminate amount of any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time that we sell securities, a prospectus supplement or a free writing prospectus containing specific information about the terms of that offering will be provided, including the specific amounts, prices and terms of the securities offered and the manner in which they will be offered. The prospectus supplement and any other offering material (including any free writing prospectus) may also add to, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. We urge you to read both this prospectus and any prospectus supplement and any other offering material (including any free writing prospectus) prepared by or on behalf of us for a specific offering of securities, together with the additional information described under the heading “Where You Can Find Additional Information” on page 7 of this prospectus. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement or free writing prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement or free writing prospectus nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or free writing prospectus or in our affairs since the date of this prospectus or any applicable prospectus supplement or free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

For convenience, the terms “AutoNation,” “the Company,” “we,” “us,” and “our” are used in this prospectus to refer to AutoNation, Inc. and its subsidiaries, unless otherwise required by the context. Our dealership operations are conducted by our subsidiaries.

THE COMPANY

This summary highlights certain information about AutoNation, Inc. Because it is a summary, it does not contain all the information you should consider before investing in our securities. You should read carefully this entire prospectus, any prospectus supplement or free writing prospectus and the documents that we incorporate herein and therein by reference, including the sections entitled “Risk Factors” and our financial statements and related notes. You may obtain a copy of the documents that we incorporate by reference without charge by following the instructions in the section below entitled “Where You Can Find Additional Information.”

AutoNation, Inc., through its subsidiaries, is the largest automotive retailer in the United States. As of December 31, 2018, we owned and operated 326 new vehicle franchises from 239 stores located in the United States, predominantly in major metropolitan markets in the Sunbelt region. Our stores, which we believe include some of the most recognizable and well-known in our key markets, sell 33 different new vehicle brands. The core brands of new vehicles that we sell, representing approximately 92% of the new vehicles that we sold in 2018, are manufactured by Toyota (including Lexus), Honda, Ford, General Motors, FCA US, Mercedes-Benz, Nissan, BMW, and Volkswagen (including Audi and Porsche). We also own and operate 85 AutoNation-branded collision centers, and together with our vehicle dealerships, our AutoNation USA stores and our automotive auctions, we owned and operated over 325 locations coast to coast.

We offer a diversified range of automotive products and services, including new vehicles, used vehicles, “parts and service,” which includes automotive repair and maintenance services as well as wholesale parts and collision businesses, and automotive “finance and insurance” products, which include vehicle service and other protection products, as well as the arranging of financing for vehicle purchases through third-party finance sources.

We were incorporated in Delaware in 1991. Our principal executive offices are located at 200 SW 1st Ave, Fort Lauderdale, FL 33301, and our telephone number at that address is (954) 769-6000. We maintain a website at www.autonation.com. Information contained in or accessed through our website and social media channels does not constitute a part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials (including any free writing prospectus), you should carefully consider the risk factors described in the section entitled “Risk Factors” in any prospectus supplement or free writing prospectus, our most recent Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed subsequent to such Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus and any prospectus supplement in its entirety, and as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. For more information, see the section entitled “Where You Can Find Additional Information” on page 7 of this prospectus. These risks could materially and adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment. Furthermore, additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also affect our operations.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement or a free writing prospectus, the net proceeds from the sale of the securities will be used for general corporate purposes, which may include working capital, acquisitions, construction of new facilities, repayment or refinancing of debt, share repurchases and other business opportunities.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based on our Third Amended and Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), our Amended and Restated By-Laws (our “By-Laws”) and applicable provisions of law. We have summarized certain portions of our Certificate of Incorporation and By-Laws below. The summary is not complete and is subject to, and is qualified in its entirety by, the applicable provisions of the Delaware General Corporation Law (“DGCL”), our Certificate of Incorporation and our By-Laws, which are incorporated by reference herein. You should read our Certificate of Incorporation and By-Laws for the provisions that are important to you.

Copies of our Certificate of Incorporation and By-Laws are available upon request. Please see “Where You Can Find Additional Information” below. As used in this “Description of Capital Stock,” the terms “our,” “ours” and “us” refer only to AutoNation, Inc., a Delaware corporation, and not, unless otherwise indicated, to any of its subsidiaries.

Capital Stock

Under our Certificate of Incorporation, our authorized capital stock consists of 1,500,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of February 20, 2019, there were 90,058,836 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Our common stock is listed on the New York Stock Exchange under the ticker symbol “AN.” Each holder of shares of our common stock is entitled to one vote for each share held of record on the applicable record date on all matters submitted to a vote of stockholders. Subject to any preferential dividend rights granted to the holders of any shares of our preferred stock that may at the time be outstanding, holders of our common stock are entitled to receive dividends as may be declared from time to time by our Board of Directors (“Board”) out of funds legally available therefor. Upon any liquidation or dissolution of AutoNation, holders of our common stock are entitled to share pro rata in all remaining assets available for distribution to stockholders after payment or providing for our liabilities and the liquidation preference of any outstanding preferred stock. Holders of our common stock have no preemptive right to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

Preferred Stock

Our Certificate of Incorporation authorizes our Board to create preferred stock in one or more classes or series and to fix for each such class or series the voting powers, designations, preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof. Our Board is authorized to, among other things, provide that any such class or series of preferred stock may be (i) entitled to voting powers, full or limited; (ii) subject to redemption at such time or times and at such price or prices as our Board may establish; (iii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series as our Board may establish; (iv) entitled to such rights upon the dissolution of us, or upon any distribution of our assets, as our Board may establish; or (v) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of ours at such price or prices or at such rates of exchange and with such adjustments as our Board may establish. Issuance of preferred stock could discourage bids for the common stock at a premium as well as create a depressive effect on the market price of the common stock. As of the date hereof, no shares of preferred stock are outstanding.

Certain Anti-Takeover Provisions of Our Certificate of Incorporation and By-Laws and the DGCL

Certain provisions in our Certificate of Incorporation and By-Laws and the DGCL may have the effect of delaying, deferring or discouraging another party from acquiring us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board.

Advance Notice of Stockholder Proposals or Nominations

Our By-Laws provide that stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our Corporate Secretary timely written notice, in proper form, of the stockholder’s intention to bring that proposal or nomination before the meeting. In addition to certain other applicable requirements, for a stockholder proposal or nomination to be properly brought before an annual meeting by a stockholder, such stockholder generally must have given notice thereof in proper written form to our Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Our By-Laws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Special Meetings of Stockholders

Our By-Laws deny stockholders the right to call a special meeting of stockholders. Our By-Laws provide that only the Board may call special meetings of the stockholders. Stockholders are permitted under our By-Laws to act by written consent in lieu of a meeting.

Delaware General Corporation Law

We are a Delaware corporation and consequently are also subject to certain anti-takeover provisions of the DGCL. Subject to certain exceptions, Section 203 of the DGCL prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period. This statute could prohibit or delay mergers or other takeover or change in control attempts not approved in advance by our Board and as a result could discourage attempts to acquire us, which could depress the market price of our common stock.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement or free writing prospectus a description of any debt securities, guarantees of debt securities, warrants, subscription rights to purchase common stock or preferred stock, depositary shares, stock purchase contracts or units that may be offered under this prospectus.

PLAN OF DISTRIBUTION

The securities being offered hereby may be sold by us from time to time in one or more transactions, including without limitation:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers, including our affiliates;

•	through a combination of any such methods of sale; or

•	through any other methods described in the applicable prospectus supplement or free writing prospectus.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement or free writing prospectus, as the case may be.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including AutoNation.

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.

This prospectus incorporates by reference the documents listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information in the documents or filings that is deemed to have been furnished and not filed) after the date of this prospectus and prior to the termination of the offering.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on February 22, 2019;

•	Our Current Reports on Form 8-K filed with the SEC on January 9, 2019, January 24, 2019 and February 22, 2019 (with respect to Item 5.02 and Exhibit 10.1 of Item 9.01 only); and

•	The description of our common stock contained in our Form 8-A filed with the SEC on June 17, 1997.

You may also request a copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing or telephoning us at the following address or telephone number:

AutoNation, Inc.

200 SW 1st Ave

Fort Lauderdale, FL 33301

Attention: Legal Department

Telephone: (954) 769-6000

LEGAL MATTERS

C. Coleman G. Edmunds, Executive Vice President, General Counsel and Corporate Secretary of the Company and Skadden, Arps, Slate, Meagher & Flom LLP, Chicago, Illinois will pass upon the validity of any securities issued under this prospectus. Mr. Edmunds owns shares of our common stock, and holds stock options and restricted stock awards and may receive additional awards in the future. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of AutoNation, Inc. and its subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses to be borne by us in connection with the sale of the securities being registered hereby.

Amount to be Paid
SEC registration fee	$	*
Printing fees and expenses	$	**
Legal fees and expenses	$	**
Accounting fees and expenses	$	**
Trustee and transfer agent fees and expenses	$	**
Rating agency and listing fees	$	**
Miscellaneous expenses	$	**

TOTAL	$	**

*

To be defined pursuant to Rule 456(b) under the Securities Act and calculated in connection with an offering of securities under this Registration Statement pursuant to Rule 457(r) under the Securities Act.

**	An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides that the Board shall have all powers and authority which may be granted to a board of directors of a corporation under the Delaware General Corporation Law (the “DGCL”) to provide indemnification for directors, officers, employees, and/or agents of the Company to the fullest extent permitted by law, subject however, to the rules against limitation on liability of directors as set forth in Section 102 of the DGCL, as amended from time to time.

In accordance with the requirements of Section 102 of the DGCL, the Certificate of Incorporation further provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach by a director of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends, or for unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

The Amended and Restated By-Laws of the Company (the “By-Laws”) provide for a series of indemnification powers and procedures that follow the language of Section 145 of the DGCL. Article VII of the By-Laws provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

The By-Laws provide that the Company’s obligation to indemnify directors and officers of the Company applies to actions brought by or in the right of the Company as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made (i) unless the indemnified person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company or (ii) in the event such person seeking indemnity was adjudged to be liable to the Company, unless the court, in its discretion, believes that in light of all the circumstances indemnification should nonetheless apply.

The By-Laws provide that the Company may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those rights conferred to directors and officers of the Company under Article VII.

The By-Laws provide that any decision as to indemnification, unless ordered by a court, shall be made: (a) by a majority vote of the directors who are not parties to such action, suit or proceeding (“disinterested directors”), even though less than a quorum; (b) by a committee of disinterested directors designated by a majority vote of all disinterested directors, even though less than a quorum; (c) if there are no such disinterested directors, or if such directors so direct, by independent legal counsel in a written opinion; or (d) by the stockholders. However, the By-Laws provide that a present or former director or officer of the Company who has been successful on the merits or otherwise in defense of any action, suit or proceeding for which indemnification would be appropriate as described above shall be indemnified without the necessity of authorization in the specific case.

The By-Laws provide that the Company shall pay expenses incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by such person to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. Indemnification pursuant to these provisions is not exclusive of any other rights to which those seeking indemnification may be entitled under the Certificate of Incorporation, any bylaw, agreement, contract, vote of stockholders or disinterested directors or otherwise and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer.

The Company may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company. Under an insurance policy maintained by the Company, the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors or officers.

The above summary is qualified in its entirety by reference to the complete text of the DGCL, Certificate of Incorporation and the By-Laws.

ITEM 16.	EXHIBITS

Exhibit No.	Description of Exhibits

1.1	Form(s) of Underwriting Agreement*

4.1	Indenture, dated as of April 14, 2010, between AutoNation, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 15, 2010)

4.2	Third Amended and Restated Certificate of Incorporation of AutoNation, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 13, 1999)

4.3	Amended and Restated By-Laws of AutoNation, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 16, 2016)

4.2	Form of debt securities*

4.3	Form of guarantee*

4.4	Form of any certificate of designation, preferences and rights with respect to any preferred stock issued hereunder*

4.5	Form of any preferred stock certificate*

4.6	Form of warrant agreement*

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

5.2	Opinion of C. Coleman G. Edmunds, Executive Vice President, General Counsel and Corporate Secretary of the Company

23.1	Consent of KPMG LLP

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

23.3	Consent of C. Coleman G. Edmunds (included in Exhibit 5.2)

24.1	Powers of Attorney (included on the signature pages of the Registration Statement)

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association

* To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities;

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on February 22, 2019.

AUTONATION, INC.

By:	/s/ Michael J. Jackson
Michael J. Jackson
Chairman of the Board, Chief Executive
Officer and President

POWERS OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson and C. Coleman Edmunds, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael J. Jackson Michael J. Jackson	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	February 22, 2019

/s/ Cheryl Miller Cheryl Miller	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 22, 2019

/s/ Christopher R. Cade Christopher R. Cade	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 22, 2019

/s/ Rick L. Burdick Rick L. Burdick	Director	February 22, 2019

/s/ Tomago Collins Tomago Collins	Director	February 22, 2019

/s/ David B. Edelson David B. Edelson	Director	February 22, 2019

/s/ Robert R. Grusky Robert R. Grusky	Director	February 22, 2019

/s/ Kaveh Khosrowshahi Kaveh Khosrowshahi	Director	February 22, 2019

/s/ G. Mike Mikan G. Mike Mikan	Director	February 22, 2019

/s/ Alison H. Rosenthal Alison H. Rosenthal	Director	February 22, 2019

/s/ Jacqueline A. Travisano Jacqueline A. Travisano	Director	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on February 22, 2019.

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AUTO COMPANY 2016-18, INC.

AUTO COMPANY 2016-19, INC.

AUTO COMPANY 2016-20, INC.

AUTO DEALERSHIP 2016-4, LLC

MOBILE MOTORS, LLC AUTO DEALERSHIP 2016-9, LLC AUTO DEALERSHIP 2016-10, LLC

AN F. IMPORTS OF HAWTHORNE, LLC

PEYTON CRAMER INFINITI

AN SEATTLE MOTORS, INC.

AN MOTORS OF DELRAY BEACH, INC.

MIDWAY CHEVROLET, INC.

QUALITY NISSAN GP, LLC

QUALITY NISSAN, LTD.

BY: QUALITY NISSAN GP, LLC

ITS: GENERAL PARTNER

COURTESY BROADWAY, LLC

BANKSTON CHRYSLER JEEP OF FRISCO, L.P.

BY: BANKSTON CJ GP, LLC

ITS: GENERAL PARTNER

BANKSTON CJ GP, LLC

FINANCIAL SERVICES GP, LLC

FINANCIAL SERVICES, LTD.

BY: FINANCIAL SERVICES GP, LLC

ITS: GENERAL PARTNER

AN CORPUS CHRISTI IMPORTS ADV. GP, LLC
AN CORPUS CHRISTI IMPORTS ADV., LP BY: AN CORPUS CHRISTI ADV. GP, LLC

ITS: GENERAL PARTNER

CHARLIE THOMAS COURTESY LEASING, INC.

AN CORPUS CHRISTI IMPORTS II GP, LLC

AN CORPUS CHRISTI IMPORTS II, LP BY: AN CORPUS CHRISTI IMPORTS II GP, LLC

ITS: GENERAL PARTNER

AUTO COMPANY VIII, INC.

AN PONTIAC GMC HOUSTON NORTH GP, LLC

AN PONTIAC GMC HOUSTON NORTH, LP BY: AN PONTIAC GMC HOUSTON NORTH GP, LLC

ITS: GENERAL PARTNER

AUTO COMPANY XII, INC.

STEVE MOORE CHEVROLET DELRAY, LLC AN MOTORS OF FT. LAUDERDALE, INC.

AN MOTORS OF DALLAS, INC. HVVW MOTORS, LLC

W.O. BANKSTON NISSAN, INC.

SUPERIOR NISSAN, INC.

BANKSTON NISSAN IN IRVING, INC.

AUTO COMPANY IX, INC.

AN IMPORTS OF SEATTLE, INC.

AN COLLISION CENTER OF SARASOTA, INC.

PIERCE AUTOMOTIVE CORPORATION

AUTOHAUS HOLDINGS, INC.

AN TEXAS REGION MANAGEMENT, LTD. BY: AUTONATION NORTH TEXAS MANAGEMENT GP, LLC

ITS: GENERAL PARTNER

AUTONATION NORTH TEXAS MANAGEMENT GP, LLC

AUTO COMPANY 2017-01, INC.

AUTO COMPANY 2017-02, INC.

AUTO COMPANY 2017-03, INC.

AUTO COMPANY 2017-04, INC.

AUTO COMPANY 2017-05, INC.

AUTO COMPANY 2017-06, INC.

AUTO COMPANY 2017-07, INC.

AUTO COMPANY 2017-08, INC.

AUTO COMPANY 2017-09, INC.

AUTO COMPANY 2017-10, INC.

AUTO DEALERSHIP 2017-01, LLC

AUTO DEALERSHIP 2017-03, LLC

AUTO DEALERSHIP 2017-04, LLC

AUTO DEALERSHIP 2017-05, LLC

AUTO DEALERSHIP 2017-06, LLC

AUTO DEALERSHIP 2017-07, LLC

AUTO DEALERSHIP 2017-08, LLC

AUTO DEALERSHIP 2017-09, LLC

AUTO DEALERSHIP 2017-10, LLC

AUTO DEALERSHIP 2017-11, LLC

AUTO DEALERSHIP 2017-12, LLC

AUTO DEALERSHIP 2017-13, LLC

AUTO DEALERSHIP 2017-14, LLC

AUTO DEALERSHIP 2017-15, LLC

AUTO DEALERSHIP 2017-16, LLC

AUTO DEALERSHIP 2017-17, LLC

AUTO DEALERSHIP 2017-18, LLC

AUTO DEALERSHIP 2017-19, LLC

AUTO DEALERSHIP 2017-20, LLC

AUTO DEALERSHIP 2017-21, LLC

AUTO DEALERSHIP 2017-22, LLC

AUTO DEALERSHIP 2017-23, LLC

AUTO DEALERSHIP 2017-24, LLC

AUTO DEALERSHIP 2017-25, LLC

AUTO DEALERSHIP 2017-26, LLC

AUTO DEALERSHIP 2017-27, LLC

AUTO DEALERSHIP 2017-28, LLC

AUTO DEALERSHIP 2017-29, LLC

AUTO DEALERSHIP 2017-30, LLC

AN CORPUS CHRISTI IMPORTS GP, LLC

AN CORPUS CHRISTI IMPORTS, LP

BY: AN CORPUS CHRISTI IMPORTS GP, LLC

ITS: GENERAL PARTNER

AN F. IMPORTS OF HAWTHORNE HOLDING, LLC

AUTONATION ORLANDO VENTURE HOLDINGS, INC.

HILLARD AUTO GROUP, INC.

IRVINE TOYOTA/NISSAN/VOLVO LIMITED PARTNERSHIP

BY: WEBB AUTOMOTIVE GROUP, INC.

ITS: GENERAL PARTNER

LANCE CHILDREN, INC.

MACHOWARD LEASING HOLDING, LLC

MULLINAX USED CARS, INC.

PEYTON CRAMER INIFINITI HOLDING, LLC

TEXAS MANAGEMENT COMPANIES LP, LLC

TOYOTA CERRITOS LIMITED PARTNERSHIP

BY: WEBB AUTOMOTIVE GROUP, INC.

ITS: GENERAL PARTNER

CERRITOS BODY WORKS, INC.

CERRITOS BODY WORKS HOLDING, LLC

LOT 4 REAL ESTATE HOLDINGS, LLC

AN F. IMPORTS OF ROSEVILLE, INC.

FOX CHEVROLET, LLC

RI/LLC ACQUISITION CORP.

AN F. IMPORTS OF ROSEVILLE HOLDING, LLC

AN F. IMPORTS OF ATLANTA, LLC

AL FORT PAYNE MOTORS, LLC

NISSAN OF BRANDON, INC.

G.B. IMPORT SALES & SERVICE HOLDING, LLC

G.B. IMPORT SALES & SERVICE, LLC

OXNARD VENTURE HOLDINGS, INC

OXNARD EUROPEAN MOTORS, LLC

SACRAMENTO COLLISION, INC.

AUTONATION IMPORTS OF KATY GP, LLC AUTONATION IMPORTS OF KATY, L.P.

BY: AUTONATION IMPORTS OF KATY GP, LLC

ITS: GENERAL PARTNER

AN MOTORS OF FEDERAL HIGHWAY, LLC

SUNRISE NISSAN OF ORANGE PARK, INC.

AN CENTRAL REGION MANAGEMENT, LLC

AUTO DEALERSHIP 2016-1, LLC AUTO DEALERSHIP 2016-2, LLC

AN F. IMPORTS OF NORTH PHOENIX, INC.

LAS VEGAS ANUSA, LLC

GILBERT ANUSA, LLC

TX ENNIS AUTOPLEX MOTORS, INC. TX MOTORS ON SOUTHWEST LOOP, INC. CA-CC FREMONT, INC. IRVINE BODY SHOP, INC.

CENTENNIAL COLLISION, INC.

By:	/s/ C. Coleman Edmunds
C. Coleman Edmunds
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ C. Coleman Edmunds C. Coleman Edmunds	President and Sole Director (as to corporate registrants)/Sole Manager (as to limited liability company registrants) (Principal Executive Officer)	February 22, 2019

/s/ David E. Schoenborn David E. Schoenborn	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on February 22, 2019.

ABRAHAM CHEVROLET-MIAMI, INC.

LUXURY ORLANDO IMPORTS, INC.

AN CADILLAC OF WPB, LLC

EASTERN REGION MANAGEMENT, LLC

AN FORT MYERS IMPORTS, LLC

AN IMPORTS OF FT. LAUDERDALE, INC.

AN IMPORTS ON WESTON ROAD, INC.

AN LUXURY IMPORTS OF COCONUT CREEK, INC.

AN LUXURY IMPORTS OF PALM BEACH, INC.

AN LUXURY IMPORTS OF PEMBROKE PINES, INC.

AN LUXURY IMPORTS OF SANFORD, LLC

AN LUXURY IMPORTS OF SARASOTA, INC.

AN MOTORS OF BROOKSVILLE, INC.

AUTONATION IMPORTS OF LONGWOOD, INC.

AUTONATION IMPORTS OF PALM BEACH, INC.

AUTONATION IMPORTS OF WINTER PARK, INC.

AUTONATION USA OF PERRINE, INC.

BEACON MOTORS, INC.

BENGAL MOTOR COMPANY, LTD. BY: BENGAL MOTORS, INC.

ITS: GENERAL PARTNER

BENGAL MOTORS, INC.

BULL MOTORS, LLC

CARLISLE MOTORS, LLC

CHEVROLET WORLD, INC.

COASTAL CADILLAC, INC.

CONTEMPORARY CARS, INC.

D/L MOTOR COMPANY

DON MEALEY CHEVROLET, INC.

DON MEALEY IMPORTS, INC.

FIRST TEAM AUTOMOTIVE CORP.

FIRST TEAM FORD OF MANATEE, LTD. BY: FIRST TEAM MANAGEMENT, INC.

ITS: GENERAL PARTNER

FIRST TEAM FORD, LTD. BY: FIRST TEAM MANAGMENT, INC.

ITS: GENERAL PARTNER

FIRST TEAM MANAGEMENT, INC.

GULF MANAGEMENT, INC.

JIM QUINLAN CHEVROLET CO.

KING’S CROWN FORD, INC.

L.P. EVANS MOTORS WPB, INC.

L.P. EVANS MOTORS, INC.

MAITLAND LUXURY IMPORTS, INC.

MEALEY HOLDINGS, INC.

MIKE SHAD FORD, INC.

MULLINAX FORD SOUTH, INC.

PEMBROKE MOTORS, INC.

RI/BB ACQUISITION CORP.

RI/HOLLYWOOD NISSAN ACQUISITION CORP.

RKR MOTORS, INC.

STAR MOTORS, LLC

STEVE MOORE CHEVROLET, LLC

SUTHERLIN IMPORTS, LLC

WALLACE FORD, LLC

AUTO DEALERSHIP V, LLC

AN COLLISION CENTER FTL SOUTH, INC.

HOLLYWOOD IMPORTS LIMITED, INC. AN MOTORS OF PEMBROKE, LLC EMPIRE SERVICES AGENCY, INC.

AMERICAN WAY MOTORS, INC.

AN H. IMPORTS OF ATLANTA, LLC

AN LUXURY IMPORTS OF MARIETTA, LLC

AN MOTORS OF MEMPHIS, INC.

AN T. IMPORTS OF ATLANTA, LLC

AN/MNI ACQUISITION CORP.

AUTONATION IMPORTS OF LITHIA SPRINGS, LLC

BILL AYARES CHEVROLET, LLC

CHUCK CLANCY FORD OF MARIETTA, LLC

COOK-WHITEHEAD FORD, INC.

COVINGTON PIKE MOTORS, INC.

DOBBS FORD OF MEMPHIS, INC.

DOBBS FORD, INC.

DOBBS MOBILE BAY, INC.

ED MULLINAX FORD, LLC

FOX MOTORS, LLC

GENE EVANS FORD, LLC

GEORGE SUTHERLIN NISSAN, LLC

GOVERNMENT BOULEVARD MOTORS, INC.

JOHN M. LANCE FORD, LLC

LEESBURG IMPORTS, LLC

LEESBURG MOTORS, LLC

MULLINAX EAST, LLC

MULLINAX FORD NORTH CANTON, INC.

NORTHPOINT CHEVROLET, LLC

SUTHERLIN H. IMPORTS, LLC

SUTHERLIN NISSAN, LLC

VALLEY CHEVROLET, LLC

WEST SIDE MOTORS, INC.

AUTO COMPANY XVII, INC.

AUTO DEALERSHIP VI, LLC

HVA IMPORTS, LLC HVM IMPORTS, LLC HVS MOTORS, LLC

MORTIMER COLLISION, LLC NY MT. KISCO LUXURY IMPORTS, INC. NY LUXURY MOTORS OF MT. KISCO, INC. NY WHITE PLAINS LUXURY IMPORTS, INC.

NY LNR LUXURY IMPORTS, INC.

AL F-L MOTORS, LLC GA CDJR MOTORS, LLC GA H IMPORTS, LLC GA HY IMPORTS, LLC GA COLUMBUS IMPORTS, LLC TN CDJR MOTORS, LLC

BETHESDA LUXURY IMPORTS, LLC AUTO COMPANY XXVII, INC.

GERMANTOWN LUXURY IMPORTS, LLC

DELRAY LUXURY IMPORTS, INC.

WPB COLLISION, INC.

GA-CC COLUMBUS, INC. AUTO DEALERSHIP III, LLC

AUTO DEALERSHIP IV, LLC

NAPERVILLE IMPORTS, INC.

VILLAGE MOTORS, LLC

WESTMONT A. IMPORTS, INC.

WESTMONT B. IMPORTS, INC. WESTMONT COLLISION, INC.

WESTMONT M. IMPORTS, INC.

TOUSLEY FORD, INC.

By:	/s/ Ronald J. Ardissone
Ronald J. Ardissone
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Ronald J. Ardissone Ronald J. Ardissone	President and Sole Director (as to corporate registrants)/Manager (as to limited liability company registrants) (Principal Executive Officer)	February 22, 2019

/s/ Robert Shane Oldham Robert Shane Oldham	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cerritos, State of California, on February 22, 2019.

AN COLLISION CENTER OF ADDISON, INC.

AN COLLISION CENTER OF NORTH HOUSTON, INC.

AN CORPUS CHRISTI T. IMPORTS GP, LLC

AN MOTORS ON SOUTH PADRE, LP BY: AN CORPUS CHRISTI GP, LLC

ITS: GENERAL PARTNER

AN CORPUS CHRISTI GP, LLC

AN CORPUS CHRISTI MOTORS, INC.

AN CORPUS CHRISTI T. IMPORTS, LP BY: AN CORPUS CHRISTI T. IMPORTS GP, LLC

ITS: GENERAL PARTNER

AN COUNTY LINE FORD, INC.

AN LUXURY IMPORTS GP, LLC

AN LUXURY IMPORTS, LTD. BY: AN LUXURY IMPORTS GP, LLC

ITS: GENERAL PARTNER

AUTO COMPANY VI, INC.

AUTO COMPANY VII, INC.

AUTO COMPANY XI, INC.

AUTONATION FORT WORTH MOTORS, LTD. BY: AUTONATION GM GP, LLC

ITS: GENERAL PARTNER

AUTONATION GM GP, LLC

BANKSTON FORD OF FRISCO, LTD. CO.

BANKSTON NISSAN LEWISVILLE GP, LLC

BANKSTON NISSAN LEWISVILLE, LTD. BY: BANKSTON NISSAN LEWISVILLE GP, LLC

ITS: GENERAL PARTNER

CHARLIE HILLARD, INC.

CHARLIE THOMAS CHEVROLET GP, LLC

CHARLIE THOMAS CHEVROLET, LTD. BY: CHARLIE THOMAS CHEVROLET GP, LLC

ITS: GENERAL PARTNER

CHARLIE THOMAS’ COURTESY GP, LLC

CHARLIE THOMAS F. GP, LLC

CHARLIE THOMAS FORD, LTD. BY: CHARLIE THOMAS F. GP, LLC

ITS: GENERAL PARTNER

CHARLIE THOMAS` COURTESY FORD, LTD. BY: CHARLIE THOMAS’ COURTESY GP, LLC

ITS: GENERAL PARTNER

CORPUS CHRISTI COLLISION CENTER, INC.

CT INTERCONTINENTAL GP, LLC

CT INTERCONTINENTAL, LTD. BY: CT INTERCONTINENTAL GP, LLC

ITS: GENERAL PARTNER

CT MOTORS, INC.

HOUSTON AUTO M. IMPORTS GREENWAY, LTD. BY: HOUSTON IMPORTS GREENWAY GP, LLC

ITS: GENERAL PARTNER

HOUSTON AUTO M. IMPORTS NORTH, LTD. BY: HOUSTON IMPORTS NORTH GP, LLC

ITS: GENERAL PARTNER

HOUSTON IMPORTS GREENWAY GP, LLC

HOUSTON IMPORTS NORTH GP, LLC

LEWISVILLE COLLISION, INC.

LEWISVILLE IMPORTS GP, LLC

LEWISVILLE IMPORTS, LTD. BY: LEWISVILLE IMPORTS GP, LLC

ITS: GENERAL PARTNER

MARKS TRANSPORT, INC.

MIKE HALL CHEVROLET, INC.

NICHOLS FORD, LTD. BY: NICHOLS GP, LLC

ITS: GENERAL PARTNER

NICHOLS GP, LLC

PLAINS CHEVROLET GP, LLC

PLAINS CHEVROLET, LTD. BY: PLAINS CHEVROLET GP, LLC

ITS: GENERAL PARTNER

PORT CITY IMPORTS, INC.

RI/RMC ACQUISITION GP, LLC

RI/RMC ACQUISITION, LTD. BY: RI/RMC ACQUISITION GP, LLC

ITS: GENERAL PARTNER
RI/RMT ACQUISITION, LTD. BY: RI/RMT ACQUISITION GP, LLC

ITS: GENERAL PARTNER

RI/RMT ACQUISITION GP, LLC

TEXAN FORD SALES, LTD. BY: TEXAN SALES GP, LLC

ITS: GENERAL PARTNER

TEXAN FORD, INC.

TEXAN SALES GP, LLC

WESTGATE CHEVROLET GP, LLC

WESTGATE CHEVROLET, LTD. BY: WESTGATE CHEVROLET GP, LLC

ITS: GENERAL PARTNER

AN F. IMPORTS OF NORTH DENVER, LLC

AN/CF ACQUISITION CORP.

C. GARRET, INC.

CENTENNIAL AUTOMOTIVE, LLC

CHESROWN CHEVROLET, LLC

CHESROWN COLLISION CENTER, INC.

EMICH SUBARU WEST, LLC

J-R MOTORS COMPANY NORTH

BY: WOODY CAPITAL INVESTMENT CO.III

ITS: GENERAL PARTNER

BY: R. COOP LIMITED

ITS: GENERAL PARTNER

BY: R.L. BUSCHER III, INC.

ITS: GENERAL PARTNER

J-R MOTORS COMPANY SOUTH BY: WOODY CAPITAL INVESTMENT CO II

ITS: GENERAL PARTNER

BY: C. GARRETT, INC.

ITS: GENERAL PARTNER

BY: R.L. BUSCHER II, INC.

ITS: GENERAL PARTNER

R. COOP LIMITED

R.L. BUSCHER II, INC.

R.L. BUSCHER III, INC.

SOUTH BROADWAY MOTORS, LLC

SOUTHWEST MOTORS OF DENVER, LLC

WOODY CAPITAL INVESTMENT COMPANY II

AUTO MOTORS OF ENGLEWOOD, LLC

WOODY CAPITAL INVESTMENT COMPANY III

LUXURY WOODLANDS IMPORTS, INC.

WEST HOUSTON LUXURY IMPORTS, INC.

ALLEN SAMUELS CHEVROLET OF CORPUS CHRISTI, INC.

ALLEN SAMUELS CHEVROLET OF WACO, INC.

TX MOTORS OF NORTH RICHLAND HILLS, INC.

TX MOTORS ON KATY FREEWAY, INC.

TX ALLIANCE MOTORS, INC.

TX WEST HOUSTON MOTORS, INC.

KATY ANUSA, LLC

HOUSTON ANUSA, LLC

CORPUS CHRISTI ANUSA, LLC

TX-CC GALLERIA, INC.

TX-CC SPRING, INC.

TX-CC DALLAS, INC.

ALLISON BAVARIAN HOLDING, LLC

AN CHEVROLET—ARROWHEAD, INC.

AN COLLISION CENTER OF LAS VEGAS, INC.

AN COLLISION CENTER OF TEMPE, INC.

AN IMPORTS OF SPOKANE, INC.

AN IMPORTS OF STEVENS CREEK HOLDING, LLC

AN LUXURY IMPORTS HOLDING, LLC

AN LUXURY IMPORTS OF PHOENIX, INC.

AN LUXURY IMPORTS OF SPOKANE, INC.

AN LUXURY IMPORTS OF TUCSON, INC.

AN MOTORS OF SCOTTSDALE, LLC

AN NORTH PHOENIX COLLISION, INC.

AN SAN JOSE LUXURY IMPORTS HOLDINGS, LLC

AN SUBARU MOTORS, INC.

AN/PF ACQUISITION CORP.

APPLEWAY CHEVROLET, INC.

AUTO CAR HOLDING, LLC

AUTO COMPANY XIII, INC.

AUTO COMPANY XIV, INC.

AUTO COMPANY XXI, INC.

AUTO COMPANY XXV, INC.

AUTO DEALERSHIP IX, LLC

AUTO DEALERSHIP VIII, LLC

AUTO DEALERSHIP X, LLC AUTO DEALERSHIP XXIII, LLC

AUTO MISSION HOLDING, LLC

BELL MOTORS, LLC

BELLEVUE AUTOMOTIVE, INC.

BELLEVUE COLLISION, INC.

BROWN & BROWN CHEVROLET – SUPERSTITION SPRINGS, LLC

BROWN & BROWN CHEVROLET, INC.

BROWN & BROWN NISSAN MESA, L.L.C.

BROWN & BROWN NISSAN, INC.

CARWELL HOLDING, LLC

COSTA MESA CARS HOLDING, LLC

DESERT BUICK-GMC TRUCKS, L.L.C.

DESERT GMC, L.L.C.

DOBBS MOTORS OF ARIZONA, INC.

EDGREN MOTOR HOLDING, LLC

FIT KIT HOLDING, LLC

FREMONT LUXURY IMPORTS HOLDING, LLC

HENDERSON ANUSA, LLC

HOUSE OF IMPORTS HOLDING, LLC

IRVINE IMPORTS HOLDING, LLC

JOE MACPHERSON INFINITI HOLDING, LLC

JRJ INVESTMENTS, INC.

MACPHERSON ENTERPRISES, INC.

MAGIC ACQUISITION HOLDING, LLC

MR. WHEELS HOLDING, LLC

NEWPORT BEACH CARS HOLDING, LLC

NORTHWEST FINANCIAL GROUP, INC.

PEYTON CRAMER AUTOMOTIVE HOLDING, LLC

PEYTON CRAMER F. HOLDING, LLC

PHOENIX ANUSA, LLC

PIERCE, LLC

RENTON H IMPORTS, INC.

ROSEVILLE MOTOR HOLDING, LLC

SAHARA IMPORTS, INC.

SAHARA NISSAN, INC.

STEVENS CREEK HOLDING, LLC

STEVENS CREEK LUXURY IMPORTS HOLDING, LLC

TASHA INCORPORATED TEMPE AUTO IMPORTS, INC.

TERRY YORK MOTOR CARS HOLDING, LLC

VALENCIA AUTO IMPORTS HOLDING, LLC

VALENCIA B. IMPORTS HOLDING, LLC

VALENCIA H. IMPORTS HOLDING, LLC

VANDERBEEK MOTORS HOLDING, LLC

VINCE WIESE HOLDING, LLC

WEBB AUTOMOTIVE GROUP, INC.

AN WESTERN REGION MANAGEMENT, LLC

HENDERSON COLLISION, INC.

CHANDLER COLLISION, INC. MESA COLLISION INC. GILBERT BODY SHOP, INC. TEMPE BODY SHOP, INC.

T-WEST SALES & SERVICE, INC.

JLR LUXURY IMPORTS OF FREMONT, INC. IMPORTS ON PCH, INC.

TUCSON COLLISION, INC. AUTO DEALERSHIP 2016-5, LLC AUTO DEALERSHIP 2016-6, LLC AUTO DEALERSHIP 2016-7, LLC WEST COLORADO MOTORS, LLC

PLANO COLLISION, INC.

By:	/s/ Steve Kwak
Steve Kwak
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Steve Kwak Steve Kwak	President and Sole Director (as to corporate registrants)/Manager (as to limited liability company registrants) (Principal Executive Officer)	February 22, 2019

/s/ James Joseph Murphy James Joseph Murphy	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on February 22, 2019.

COSTA MESA CARS, INC.
By:	/s/ Kevin Oliff
Kevin Oliff
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Kevin Oliff Kevin Oliff	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ David Gregory Mayberry David Gregory Mayberry	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Encinitas, State of California, on February 22, 2019.

AN LUXURY IMPORTS OF SAN DIEGO, INC.
By:	/s/ Darrin Fetterolf
Darrin Fetterolf
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Darrin Fetterolf Darrin Fetterolf	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ Ronald Shaeffer Ronald Shaeffer	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vista, State of California, on February 22, 2019.

VISTACAL LUXURY IMPORTS, INC.
By:	/s/ Darrin Fetterolf
Darrin Fetterolf
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Darrin Fetterolf Darrin Fetterolf	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ Ronald Shaeffer Ronald Shaeffer	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buena Park, State of California, on February 22, 2019.

BUENA PARK LUXURY IMPORTS, INC.
By:	/s/ Jake Kahen
Jake Kahen
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Jake Kahen Jake Kahen	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ Jordan Fox Jordan Fox	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on February 22, 2019.

VALENCIA H. IMPORTS, INC.
By:	/s/ John Anthony Turja
John Anthony Turja
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ John Anthony Turja John Anthony Turja	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ Erin Marrone Erin Marrone	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on February 22, 2019.

CARWELL, LLC
By:	/s/ Sudhir Sood
Sudhir Sood
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Sudhir Sood Sudhir Sood	President and Manager (Principal Executive Officer)	February 22, 2019

/s/ Linda Terashita Linda Terashita	Vice President, Secretary and Manager	February 22, 2019

/s/ David Sheu David Sheu	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on February 22, 2019.

VINCE WIESE CHEVROLET, INC.
By:	/s/ Charles Coia
Charles Coia
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Charles Coia Charles Coia	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ Erin Marrone Erin Marrone	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on February 22, 2019.

PEYTON CRAMER FORD

By:	/s/ Dan Turner
Dan Turner
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Dan Turner Dan Turner	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ Elisa Da Silva Elisa Da Silva	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on February 22, 2019.

MAGIC ACQUISITION CORP.

By:	/s/ Ara Printsian
Ara Printsian
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Ara Printsian Ara Printsian	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ Erin Marrone Erin Marrone	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California, on February 22, 2019.

JOE MACPHERSON FORD

By:	/s/ Jeffrey Nicols
Jeffrey Nicols
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Jeffrey Nicols Jeffrey Nicols	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ David Gregory Mayberry David Gregory Mayberry	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, State of California, on February 22, 2019.

AUTO CAR, INC.

By:	/s/ Leslie Braner
Leslie Braner
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Leslie Braner Leslie Braner	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ Kimberly Jackson Kimberly Jackson	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on February 22, 2019.

ALLISON BAVARIAN

By:	/s/ Pejman Roshan
Pejman Roshan

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Pejman Roshan Pejman Roshan	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ Douglas Crumlich Douglas Crumlich	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, State of California, on February 22, 2019.

ROSEVILLE MOTOR CORPORATION

By:	/s/ Mo Mehrpore
Mo Mehrpore
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Mo Mehrpore Mo Mehrpore	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ Kimberly Jackson Kimberly Jackson	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on February 22, 2019.

STEVENS CREEK MOTORS, INC.

By:	/s/ Raymond Pezzi
Raymond Pezzi
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Raymond Pezzi Raymond Pezzi	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ Douglas Crumlich Douglas Crumlich	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Encino, State of California, on February 22, 2019.

TERRY YORK MOTOR CARS, LTD.

By:	/s/ Chance Corbitt
Chance Corbitt
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Chance Corbitt Chance Corbitt	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ Elisa Da Silva Elisa Da Silva	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on February 22, 2019.

AN FREMONT LUXURY IMPORTS, INC.

By:	/s/ Gretchen Sprenger
Gretchen Sprenger
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Gretchen Sprenger Gretchen Sprenger	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ Michael Dunleavy Michael Dunleavy	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on February 22, 2019.

PEYTON CRAMER AUTOMOTIVE

By:	/s/ William Haisley
William Haisley
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ William Haisley William Haisley	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ David Sheu David Sheu	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on February 22, 2019.

VALENCIA B. IMPORTS, INC.

By:	/s/ Kharen Pilikyan
Kharen Pilikyan
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Kharen Pilikyan Kharen Pilikyan	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ Erin Marrone Erin Marrone	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on February 22, 2019.

NEWPORT BEACH CARS, LLC

By:	/s/ Timothy Tauber
Timothy Tauber
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Timothy Tauber Timothy Tauber	President and Director (Principal Executive Officer)	February 22, 2019

/s/ David Gregory Mayberry David Gregory Mayberry	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on February 22, 2019.

EDGREN MOTOR COMPANY, INC.

By:	/s/ Joey Kohistani
Joey Kohistani
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Joey Kohistani Joey Kohistani	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ Michael Dunleavy Michael Dunleavy	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, State of California, on February 22, 2019.

VANDERBEEK MOTORS, INC.

By:	/s/ Ryan Nelson
Ryan Nelson
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Ryan Nelson Ryan Nelson	President and Director (Principal Executive Officer)	February 22, 2019

/s/ Jason Gilevski /s/ Jason Gilevski	Vice President, Secretary and Director	February 22, 2019

/s/ Thomas Hood Thomas Hood	Vice President and Director	February 22, 2019

/s/ Kimberly Jackson Kimberly Jackson	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California, on February 22, 2019.

JOE MACPHERSON INFINITI

By:	/s/ Steve Kwak
Steve Kwak
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Steve Kwak Steve Kwak	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ Ronald Shaeffer Ronald Shaeffer	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on February 22, 2019.

AN IMPORTS OF STEVENS CREEK, INC.

By:	/s/ Robert Stuban
Robert Stuban
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Robert Stuban Robert Stuban	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ Douglas Crumlich Douglas Crumlich	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buena Park, State of California, on February 22, 2019.

HOUSE OF IMPORTS, INC.

By:	/s/ Mark LeCompte
Mark LeCompte
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Mark LeCompte Mark LeCompte	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ Jordan Fox Jordan Fox	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on February 22, 2019.

AN SAN JOSE LUXURY IMPORTS, INC.

By:	/s/ Patrick Terhaar
Patrick Terhaar
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Patrick Terhaar Patrick Terhaar	President and Director (Principal Executive Officer)	February 22, 2019

/s/ Kevin Sitch Kevin Sitch	Vice President, Secretary and Director	February 22, 2019

/s/ Linda Clemit Linda Clemit	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on February 22, 2019.

STEVENS CREEK LUXURY IMPORTS, INC.

By:	/s/ Kevin Sitch
Kevin Sitch
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Kevin Sitch Kevin Sitch	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ Linda Clemit Linda Clemit	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on February 22, 2019.

AUTO COMPANY XXII, INC.

By:	/s/ Stan Mojaisky
Stan Mojaisky
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Stan Mojaisky Stan Mojaisky	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ Linda Clemit Linda Clemit	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on February 22, 2019.

AUTO COMPANY XXIII, INC.

By:	/s/ James Garwick
James Garwick
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ James Garwick James Garwick	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ Erin Marrone Erin Marrone	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on February 22, 2019.

AN VALENCIA AUTO IMPORTS, INC.

By:	/s/ Kharen Pilikyan
Kharen Pilikyan
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Kharen Pilikyan Kharen Pilikyan	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ Erin Marrone Erin Marrone	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cerritos, State of California, on February 22, 2019.

MR. WHEELS, INC.

By:	/s/ Steve Kwak
Steve Kwak
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Steve Kwak Steve Kwak	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ Edna Reyes Dumaual Edna Reyes Dumaual	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on February 22, 2019.

IRVINE IMPORTS, INC.

By:	/s/ Steve Kwak
Steve Kwak
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Steve Kwak Steve Kwak	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ Ronald Shaeffer Ronald Shaeffer	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on February 22, 2019.

AUTO MISSION, LTD.

By:	/s/ Steve Kwak
Steve Kwak
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Steve Kwak Steve Kwak	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ Michael Dunleavy Michael Dunleavy	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cerritos, State of California, on February 22, 2019.

BARGAIN RENT-A- CAR

By:	/s/ Steve Kwak
Steve Kwak
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Steve Kwak Steve Kwak	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ Edna Reyes Dumaual Edna Reyes Dumaual	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buena Park, State of California, on February 22, 2019.

FIT KIT, INC.

By:	/s/ Steve Kwak
Steve Kwak
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Steve Kwak Steve Kwak	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ Evan Brock Evan Brock	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on February 22, 2019.

AUTONATION HOLDING CORP.

By:	/s/ C. Coleman Edmunds
C. Coleman Edmunds
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ C. Coleman Edmunds C. Coleman Edmunds	President and Director (Principal Executive Officer)	February 22, 2019

/s/ David Schoenborn David Schoenborn	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

/s/ Guillermo Pernas, Jr. Guillermo Pernas, Jr.	Director	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on February 22, 2019.

AUTONATION.COM, INC.

By:	/s/ Damoon Eawaz
Damoon Eawaz
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Damoon Eawaz Damoon Eawaz	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ Damoon Eawaz Damoon Eawaz	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on February 22, 2019.

AUTONATION BENEFITS COMPANY, INC.

By:	/s/ Maureen Redman
Maureen Redman
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Maureen Redman Maureen Redman	President (Principal Executive Officer)	February 22, 2019

/s/ Davis E. Schoenborn Davis E. Schoenborn	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

/s/ C. Coleman Edmunds C. Coleman Edmunds	Director	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gardena, State of California, on February 22, 2019.

PRIME AUTO RESOURCES, INC.

By:	/s/ Lewis Beshoff
Lewis Beshoff
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Lewis Beshoff Lewis Beshoff	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ Anita Gayle Evans Anita Gayle Evans	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on February 22, 2019.

PRIME AUTO COSMETICS, INC.

By:	/s/ Nick Anderson
Nick Anderson
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Nick Anderson Nick Anderson	President and Director (Principal Executive Officer)	February 22, 2019

/s/ David Sheu David Sheu	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on February 22, 2019.

ACP AUTO PARTS, LLC

By:	/s/ Scott Arnold
Scott Arnold
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Scott Arnold Scott Arnold	President (Principal Executive Officer)	February 22, 2019

/s/ C. Coleman Edmunds C. Coleman Edmunds	Vice President, Secretary and Sole Manager	February 22, 2019

/s/ David E. Schoenborn David E. Schoenborn	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on February 22, 2019.

AUTO COMPANY XIX, INC.

By:	/s/ Dan Comouche
Dan Comouche
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Dan Comouche Dan Comouche	President and Sole Director (Principal Executive Officer)	February 22, 2019

/s/ David Gregory Mayberry David Gregory Mayberry	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2019